EXHIBIT 10.7
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                            ASSET PURCHASE AGREEMENT
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         This ASSET PURCHASE AGREEMENT (the "Agreement"), by and between PLASTIC
PALLET PRODUCTION, INC. (the "Seller") and 1607 COMMERCE LIMITED PARTNERSHIP
(the "Buyer").

                                    RECITALS:

         A. Seller is the owner of assets located at 1607 West Commerce Street, Dallas, Texas (the "Premises"), which are subject to a security interest in favor of Paul A. Kruger ("Kruger") to secure a loan in the original principal sum of Seven Million Dollars ($7,000,000.00), which has been assigned to F&M Bank (the "Lender").

         B. Buyer desires to purchase from Seller and Seller desires to sell to Buyer all of Seller's assets located at the Premises.

         C. Buyer and Seller desire to effect such acquisition upon the terms and conditions set forth in this Agreement.

                                   WITNESSETH:

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Purchase and Sale of Assets. Seller hereby agrees to sell, and Buyer hereby agrees to purchase, upon the terms and subject to the representations, warranties, covenants and conditions hereinafter set forth, all of Seller's right, title and interest in and to the following assets (the "Property"):

            1.1 Equipment. All equipment located in the Premises as of the date of this Agreement including, without limitation, that described on Exhibit A hereto and all manuals and maintenance records related thereto (the "Equipment");

            1.2 Leasehold Improvements. Any equipment that is attached to the Premises in such a manner as to be characterized as fixtures (the "Leasehold Improvements").

         2. Purchase Price. Subject to the adjustments and prorations hereinafter described, the total purchase price to be paid by the Buyer to the Seller for the Property shall be Five Million Six Hundred Fifty Thousand and no/100 Dollars ($5,650,000.00) (the "Purchase Price"), which said sum shall be paid at Closing. The parties agree that such purchase price has been negotiated at arms length and represents the agreed fair market value of the Property.

         3. Representations and Warranties of Seller. Seller represents and warrants to Buyer as follows:

            3.1 Title to Property. As of the Closing Date, Seller shall have and deliver good, valid and marketable title to all of the Property, free and clear of all liens, pledges, security interests, charges, claims, restrictions and other encumbrances and defects of title of any nature whatsoever other than the liens of Kruger and Lender. Kruger has agreed to release his security interest in the Property, so it can be conveyed to Buyer free and clear of the existing encumbrances.

            3.2 Condition of Equipment. The Equipment is in good operating condition and repair, subject to normal wear and tear and maintenance and conforms to all applicable laws, ordinances, codes, rules and regulations relating to their use, operation and maintenance. EXCEPT FOR THE FOREGOING REPRESENTATION, BUYER AGREES THAT SELLER HAS MADE AND MAKES NO REPRESENTATIONS OR WARRANTIES OF WHATSOEVER NATURE, DIRECTLY OR INDIRECTLY, EXPRESS OR IMPLIED, AS TO THE SUITABILITY, DURABILITY, FITNESS FOR USE, MERCHANTABILITY, CONDITION, OR QUALITY OF THE EQUIPMENT AND OF ANY UNIT THEREOF. BUYER SPECIFICALLY WAIVES ALL RIGHTS TO MAKE CLAIM AGAINST SELLER FOR BREACH OF ANY WARRANTY OF ANY KIND WHATSOEVER; AND WITH RESPECT TO BUYER, SELLER TRANSFERS THE EQUIPMENT "AS IS".

            3.3 Solvency. Seller is solvent, and there are no outstanding judgments, executions or attachments against Seller, nor is there any petition in bankruptcy or arrangement of creditors filed against Seller.

            3.4 Litigation or Defenses. There are no suits, actions, or other legal or administrative proceedings or governmental investigations pending or threatened (to the Seller's knowledge) against or affecting the Property or relating to the transactions contemplated by this Agreement.

            3.5 Contracts. Seller has delivered to Buyer true and correct copies of all contracts, leases and agreements relating to or affecting the Property. All such contracts are valid and binding, enforceable in accordance with their respective terms, in full force and effect, and validly assignable to Buyer without the consent of any other party so that, after the execution and delivery of this Agreement and the consummation of the transaction contemplated hereby, Buyer will be entitled to the full benefits thereof. There is not under any such contract any existing default, or event which, after notice or lapse of time, or both, would constitute a default or result in a right to accelerate or loss of rights.


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            3.6 Compliance with Laws. To Seller's knowledge, Seller has complied with each, and is not in material violation of any, law, rule or regulation to which it or the Property are subject and has not failed to obtain or adhere to the requirements of any license, permit or authorization necessary to the ownership of the Property, which noncompliance, violation or failure to obtain or adhere might adversely affect the Property. Seller has not been charged or threatened with, and is not under any investigation, and has not received any notice, with respect to any charge concerning any violation of any provision of any federal, state, local or foreign law, regulation, ordinance, order or administrative ruling, and Seller is not in default with respect to any such order, writ, injunction, decree of any court, agency or instrumentality.

            3.7 No Breach or Violation; Consents. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereunder will not contravene, violate or breach; (a) any law, rule or regulation to which Seller is subject; (b) any judgment, order, writ, injunction, decree or award of any court or arbitrator or governmental or regulatory official, body or authority which is applicable to Seller; (c) the Certificate of Incorporation; or (d) any indenture, agreement, commitment, lease, plan, license, permit, authorization or other instrument, document or understanding , oral or written, to which Seller is a party, by which Seller may have rights or by which any of the Seller's assets may be bound or affected. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby by Seller shall not require the consent of any other party (other than Kruger or Lender) or give any party under any of the agreements or instruments described above the right to terminate, modify, accelerate or otherwise change the existing rights or obligations of Seller thereunder. No authorization, approval, or consent and no registration or filing with any governmental or regulatory official, body or authority is required in connection with the execution, delivery and performance of this Agreement.

            3.8 Insurance. Seller has maintained, and now maintains, general liability insurance and casualty insurance on the Property. All policies of insurance carried by Seller are in full force and effect, and Seller has not done or omitted to do or suffered anything to be done which has or might render such policies void or voidable.

         4. Representations and Warranties of Buyer. Buyer represents and warrants to Seller as follows:

            4.1 Solvency. Buyer is solvent, and there are no outstanding judgments, executions or attachments against Buyer, nor is there any petition in bankruptcy or arrangement of creditors filed against Buyer.

            4.2 Authority. Buyer has the power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

         5. No Assumption of Liabilities. Buyer shall not assume, nor shall the Buyer be liable for, any debts, liabilities or obligations of any kind, whether accrued, contingent or absolute, due or to become due, known or unknown, asserted or unasserted, of Seller or arising out of Seller's use or operation of

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the Property or out of the acts, omissions, transactions or occurrences involving the Property or the operation of the Seller's business prior to the Closing Date. Seller hereby indemnifies and agrees to hold Buyer harmless from and against (and shall pay Buyer on demand for) any and all such debts, losses, liabilities, claims, demands, suits, expenses and damages suffered or incurred by Buyer, including attorney's fees for the defense of such actions to be paid as incurred by Buyer.

         6. Indemnification. Seller shall defend, indemnify and hold harmless the Buyer and Buyer's officers, managers, members, agents, servants and employees, and their respective heirs, personal representatives, successors and assigns, from and against (and shall on demand reimburse Buyer for) any and all claims, debts, demands, actions, causes of action, suits, contracts, agreements, obligations, accounts, defenses, offsets against indebtedness, liens, losses, costs, expenses and liabilities of any kind or character whatsoever (including attorney's fees), known or unknown, suspected or unsuspected, in contract or in tort, at law or in equity, arising out of, resulting from, or in connection with: (a) any misrepresentation or breach by Seller of any representations and warranties contained in this Agreement; (b) any claim by a creditor of Seller; and (c) any failure to comply with any covenant, promise or agreement of Seller contained in this Agreement.

         7. Closing. Buyer and Seller agree that this transaction will be closed (the "Closing") in the offices of Seller or a title company selected by Buyer in Dallas, Texas, on the date of this Agreement (the "Closing Date").

         8. Conditions. This Agreement and the obligation of the Buyer and Seller to close are conditional upon satisfaction of the following conditions prior to the Closing Date:

            8.1 Contemporaneous Closing. Contemporaneous closing of a Sale Agreement covering the Premises.

            8.2 Kruger and Lender. Approval of this transaction by Kruger and Lender and a release of their security interests in the Property.

            8.3 Buyer Financing. Buyer's lender on the Premises agreeing that the Equipment and Leasehold Improvements are personal property and not subject to the terms of the Deed of Trust covering the Premises.?

            8.4 PalWeb Preferred Stock. Conversion of all outstanding preferred stock of PalWeb Corporation ("PalWeb") into common stock and the sale and issuance of new preferred stock of PalWeb.

            8.5 Equipment Lease. Buyer and Seller shall enter into an Equipment Lease for the Property.

            8.6 Greystone Acquisition. Greystone Manufacturing, L.L.C., a wholly-owned subsidiary of PalWeb shall have acquired the assets of Greystone Plastics, Inc.

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In the event these conditions are not satisfied within the time period provided, this Agreement shall be null and void and the Escrow Deposit refunded to Buyer.

         9. Seller's Deliveries at Closing. At closing, Seller shall deliver, and, where applicable, execute the following:

            9.1 Bill of Sale. A bill of sale conveying title to the Equipment and Leasehold Improvements and subject to the representations and warranties of Seller set forth in this Agreement.

            9.2 Other Instruments. Such other instruments of conveyance, assignment and transfer, in form acceptable to Buyer, as shall be effective to vest in Buyer good and marketable title to the Property.

         10. Buyer's Deliveries at Closing. At closing, Buyer shall deliver the Purchase Price to Seller and Seller shall extinguish all security interests against the Property.

         11. Possession. Exclusive possession of the Property shall be given to the Buyer on the Closing Date subject to the lease in favor of Seller.

         12. Sales and Transfer Taxes. Seller assumes responsibility for any sales tax that is due and owing as a consequence of this transaction and agrees that the indemnity in Section 6 of this Agreement shall apply to this covenant.

         13. Prorations. All general and personal property taxes, equipment repair costs, and any other cost or expense associated with the Property for any year prior to the year of closing shall be paid by the Seller at or before closing. All personal property taxes on the Property for the year of closing shall be prorated between the parties to the Closing Date. If personal property taxes for the current year cannot be ascertained, those of the previous year shall be used. If taxes are prorated using the prior year's taxes, Buyer and Seller agree that they will prorate the taxes after Closing upon the written request of either party as soon as the actual taxes for the year of closing shall have been ascertained and, in such event, an appropriate adjustment shall be made between the parties. All special assessments, whether past, current or matured, shall be paid by Seller at Closing.

         14. Brokerage Commission. Seller and Buyer each represent and warrant to the other that the warranting party has not used the services of any real estate broker, agent or finder in connection with this Agreement, and each agrees to indemnify and hold the other harmless from all claims of any broker, agent or finder arising by reason of the indemnifying party's breach of this representation and warranty.

         15. Default. If Buyer fails to close the sale of the Property, unless excused by a condition hereof, Seller may sue for damages or specific performance. If Seller wrongfully fails to close, unless excused by a condition hereof, Buyer shall have the option to sue for damages or specific performance.

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         16. Miscellaneous. It is further understood and agreed as follows:

            16.1 Time. Time is of the essence of this Agreement.

            16.2 Notices. Whenever any notice, demand or request is required or permitted hereunder, such notice, demand or request shall be hand delivered in person or sent by mail, registered or certified, return receipt requested, postage prepaid, or by Federal Express Mail or other overnight delivery service providing evidence of receipt of delivery to the addresses as set forth below:

                        As to Buyer:         1607 COMMERCE LIMITED PARTNERSHIP
                                             Attn: Paul A. Kruger
                                             2500 S. McGee, Suite 147
                                             Norman, OK 73072

                        As to Seller:        PLASTIC PALLET PRODUCTION, INC.
                                             1607 West Commerce Street
                                             Dallas, TX 75208

         Any notice, demand or request that shall be served upon either of the parties in the manner aforesaid shall be deemed sufficiently given for all purposes hereunder (a) at the time such notices, demands or requests are hand delivered in person, or (b) on the fourth day after the mailing of such notices, demands or requests in accordance with the preceding portion of this paragraph, or (c) on the date a receipt for the delivery of such notice from Federal Express or other overnight delivery service is executed.

         Either Buyer or Seller shall have the right from time to time to designate by written notice to the other party such other person or persons, and such other place or places, as Buyer or Seller may desire written notices to be delivered or sent in accordance herewith; provided, however, at no time shall either party be required to send more than an original and two (2) copies of any such notice, demand or request required or permitted hereunder.

            16.3 Severability. If any provision of this Agreement shall be held to be void or unenforceable for any reason, the remaining terms and provisions hereof shall not be affected thereby.

            16.4 Governing Law. This Agreement and all of its provisions shall be construed in accordance with and governed by the laws of the State of Oklahoma.

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            16.5 Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective executors, administrators, successors and assigns.

            16.6 Effective Date of Covenants. All covenants, representations and warranties contained herein shall be true and correct as of this date and on the Closing Date, and shall survive the closing of this transaction.

            16.7 Entire Agreement. This instrument constitutes the entire agreement of the parties. It supersedes any and all other agreements, either oral or in writing, between the parties hereto. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, oral or otherwise, have been made by any party or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement or promise not contained in this agreement shall be valid or binding. This agreement may not be modified or amended by oral agreement, but only by an agreement in writing, signed by the parties hereto.

            16.8 Captions and Section Headings. Captions and section headings contained in this Agreement are for reference only and shall not affect, in any way, the meaning or interpretation of this Agreement.

            16.9 Attorney's Fees. In the event either party hereto files suit in order to enforce or interpret the terms and provisions of this Agreement, the prevailing party in such litigation shall be entitled to recover from the other its reasonable attorney's fees and expenses incidental to the litigation.




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         IN WITNESS WHEREOF, the parties hereto have executed this Asset
Purchase Agreement the date and year hereinafter indicated.



"SELLER"                             PLASTIC PALLET PRODUCTION, INC.


                                     By:  /s/ Warren F. Kruger
                                          ---------------------------
                                          Warren F. Kruger, President

                 Date of Execution:       September 8, 2003




"BUYER"                                   1607 COMMERCE LIMITED PARTNERSHIP
                                          A Texas Limited Partnership

                                     By:  1607 COMMERCE, L.L.C.,
                                          An Oklahoma Limited Liability Company,
                                          General Partner


                                     By:  /s/ Paul A. Kruger
                                          Paul A. Kruger, Manager

                 Date of Execution:       September 9, 2003








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All annexes to this agreement are omitted from this Exhibit. The registrant will furnish supplementally a copy of any omitted annex to the Commission upon request.